                                                                 Exhibit (a)(70)


BINGHAM McCUTCHEN LLP
DAVID M. BALABANIAN (SBN 37368)
STEPHEN D. HIBBARD (SBN 177865)
GEOFFREY M. HOWARD (SBN 157468)
Three Embarcadero Center
San Francisco, California 94111-4067
Telephone: 415.393.2000
Facsimile: 415.393.2286

DAVIS POLK & WARDWELL
WILLIAM M. KELLY (SBN 108011)
ZACHARY S. MCGEE (SBN 224790)
1600 El Camino Real
Menlo Park, CA 94025
Telephone: 650.752.2000
Facsimile: 650.752.2111

DORIAN DALEY (SBN 129049)
ORACLE CORPORATION
500 Oracle Parkway, M/S 5op7
Redwood Shores, CA 94070
Telephone: 650.506.5200
Facsimile: 650.506.7114

Attorneys for Defendants Oracle Corporation and
Pepper Acquisition Corporation


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF ALAMEDA


PEOPLESOFT, INC., a Delaware corporation, | No. RG03101434
and J.D. EDWARDS & COMPANY, a Delaware    |
corporation,                              | DEFENDANTS' NOTICE OF MOTION
                                          | TO STRIKE AND MOTION TO
            Plaintiffs,                   | STRIKE PORTIONS OF PLAINTIFFS'
                                          | SECOND AMENDED COMPLAINT
                                          | ------------------------------
   v.                                     |
                                          | Date:   February 25, 2004
ORACLE CORPORATION, a Delaware            | Time:   3:00 p.m.
corporation, PEPPER ACQUISITION CORP., a  | Dept:   22
Delaware corporation, and DOES 1-100,     | Judge:  Hon. Ronald M. Sabraw
                                          |
            Defendants.                   |
                                          |
------------------------------------------|


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            NOTICE OF MOTION TO STRIKE AND MOTION TO STRIKE PORTIONS
                          OF SECOND AMENDED COMPLAINT

                           NOTICE OF MOTION TO STRIKE
                           --------------------------

     TO ALL PARTIES AND THEIR ATTORNEYS OF RECORD:

     PLEASE TAKE NOTICE THAT on February 25, 2004, at 3:00 p.m., or as soon thereafter as the matter may be heard, in Department 22 of the above entitled Court, located at 1221 Oak Street, Oakland, California, defendants Oracle Corporation and Pepper Acquisition Corporation (together, "Oracle") will and hereby do move to strike portions of PeopleSoft, Inc.'s and J.D. Edwards & Company's (hereafter, "PeopleSoft") Second Amended Complaint.

     This motion is based upon this Notice of Motion to Strike and Motion to Strike, the attached Memorandum of Points and Authorities, the accompanying Request for Judicial Notice, the accompanying Appendix of Non-California Authorities, all pleadings on file in this action, such matters of which the Court may take judicial notice, and any argument made or evidence introduced at the hearing on this motion to strike.

             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

     1. Paragraph 1 of the Prayer for Relief, requesting that this Court enjoin Oracle from proceeding with its tender offer or making any communications about it to anyone, should be stricken from the Second Amended Complaint.

     2. Paragraph 2 of the Prayer for Relief, requesting equitable relief to address PeopleSoft's alleged harm, should be stricken from the Second Amended Complaint.

     3. Paragraph 3 of the Prayer for Relief, requesting that this Court issue an injunction requiring Oracle to "correct" its prior statements about its intentions and the actions of PeopleSoft and its directors, should be stricken from the Second Amended Complaint.

     4. This material should be stricken because it is irrelevant matter and requests relief that not supported by the allegations of the complaint. Code Civ. Proc. Sections 431.10(b)(3), 436(a).

     5.   This material should be stricken because the relief requested would

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            NOTICE OF MOTION TO STRIKE AND MOTION TO STRIKE PORTIONS
                          OF SECOND AMENDED COMPLAINT
constitute an unconstitutional prior restraint.

     WHEREFORE, Oracle prays that this motion to strike be granted.


DATED: January 20, 2004            Respectfully submitted,

                                   BINGHAM McCUTCHEN LLP



                                   By: /s/ Geoffrey M. Howard
                                   ---------------------------
                                       Geoffrey M. Howard
                                    Attorneys for Defendants




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            NOTICE OF MOTION TO STRIKE AND MOTION TO STRIKE PORTIONS
                          OF SECOND AMENDED COMPLAINT

BINGHAM McCUTCHEN LLP
DAVID M. BALABANIAN (SBN 37368)
STEPHEN D. HIBBARD (SBN 177865)
GEOFFREY M. HOWARD (SBN 157468)
Three Embarcadero Center
San Francisco, California 94111-4067
Telephone: 415.393.2000
Facsimile: 415.393.2286

DAVIS POLK & WARDWELL
WILLIAM M. KELLY (SBN 108011)
ZACHARY S. MCGEE (SBN 224790)
1600 El Camino Real
Menlo Park, California 94025
Telephone: 650.752.2000
Facsimile: 650.752.2111

DORIAN DALEY (SBN 129049)
ORACLE CORPORATION
500 Oracle Parkway, M/S 5op7
Redwood Shores, California 94070
Telephone: 650.506.5200
Facsimile: 650.506.7114

Attorneys for Defendants Oracle Corporation and Pepper Acquisition Corp.


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF ALAMEDA

PEOPLESOFT, INC., a Delaware corporation,   |   No. RG03101434
and J.D. EDWARDS & COMPANY, a Delaware      |
corporation,                                |   MEMORANDUM OF POINTS AND
                                            |   AUTHORITIES IN SUPPORT OF
           Plaintiffs,                      |   DEFENDANTS' MOTION TO STRIKE
                                            |   PORTIONS OF PLAINTIFFS' SECOND
      v.                                    |   AMENDED COMPLAINT
                                            |   ------------------------------
ORACLE CORPORATION, a Delaware              |
corporation, PEPPER ACQUISITION CORP., a    |   Date:  February 25, 2004
Delaware corporation, and DOES 1-100,       |   Time:  3:00 p.m.
                                            |   Dept:  22
           Defendants.                      |   Judge: Hon. Ronald M. Sabraw
                                            |
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ |




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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

                               TABLE OF CONTENTS



                                                                                           Page
                                                                                           ----
I.    INTRODUCTION.........................................................................   1
II.   ARGUMENT.............................................................................   4
      A.  A Prayer For Relief Unsupported By Any Allegation In The Complaint
          Can Be Stricken..................................................................   4
      B.  PeopleSoft Seeks An Unconstitutional Prior Restraint.............................   5
III.  CONCLUSION...........................................................................   7





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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

                              TABLE OF AUTHORITIES

                                                                            Page
                                                                            ----
                                     Cases
                                     -----

Alexander v. United States, 509 U.S. 544 (1993).............................   6
Bantam Books, Inc. v. Sullivan, 372 U.S. 58 (1963)..........................   6
Burch v. Barker, 861 F.2d 1149 (9th Cir. 1988)..............................   6
Cargill, Inc. v. Monfort of Colorado, Inc., 479 U.S. 104 (1986).............   2
Carter Hawley Hale Stores, Inc. v. The Limited, Inc. 587 F. Supp. 246
  (C.D. Cal. 1984)..........................................................   2
Gilbert v. National Enquirer, 43 Cal. App. 4th 1136 (1996)..................   5
Kasky v. Nike, Inc., 27 Cal. 4th 939 (2002).................................   7
Licata & Co. Inc. v. Goldberg, 812 F. Supp. 403 (S.D.N.Y. 1993).............   7
Metropolitan Opera Ass'n, Inc. v. Local 100, 239 F.3d 172 (2d Cir. 2001)....   5
Missouri Portland Cement Co. v. Cargill, Inc., 498 F.2d 851 (2d Cir. 1974)..   2
Nebraska Press Ass'n v. Stuart, 427 U.S. 539 (1976).........................   6
New York Times Co. v. United States, 403 U.S. 713 (1971)....................   6
Nike, Inc. v. Kasky, 123 S. Ct. 2554........................................   7
Paradise Hills Associates v. Procel, 235 Cal. App. 3d 1528 (1991)...........   7
San Diego Unified Port. Dist. v. United States Citizen Patrol, 63 Cal.
  App. 4th 964 (1998).......................................................   6
Smith, III v. Superior Court, 10 Cal App. 4th 1033 (1992)...................   4
Virginia State Bd. of Pharmacy v. Virginia Citizens Consumer Council, Inc.,
  425 U.S. 748 (1976).......................................................   7
Wilson v. Superior Court, 13 Cal. 3d 652 (1975).............................   6


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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

                              TABLE OF AUTHORITIES
                                  (continued)


                              STATUTES                                      PAGE
                              --------                                      ----
Cal. Code Civ. Proc. Section 431.10...............................             4

Cal. Code Civ. Proc. Section 436..................................             4





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               MEMORANDUM OF POINTS AND AUTHORIZED IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

I. INTRODUCTION

     There is no legal warrant for what PeopleSoft asks this Court to do and no court has ever done it.

     PeopleSoft asks this Court to enjoin Oracle's tender offer not because of any misstatement or omission in it, nor even because the resulting combination would violate the antitrust laws. Rather, it seeks to enjoin the tender offer because its pendency is causing uncertainty and apprehension on the part of PeopleSoft employees and customers which, PeopleSoft alleges, Oracle is improperly exploiting.

     In its companion demurrer Oracle demonstrates that the SAC does not allege the elements of any of its claims. But even if it did, that would not justify enjoining the tender offer or Oracle's communications about it. The proper remedy for such wrongs would be an award of damages for any provable injury thereby sustained. In an appropriate case, there might even be injunctive relief against the improper anti-competitive acts.

     Under no circumstances, however, could this Court, even if persuaded that Oracle was using the uncertainties created by tender offer to obtain an improper competitive advantage, respond by blocking the tender offer. Doing so would be wholly unprecedented and directly conflict with the regulatory scheme established by Congress for tender offers.

     Unsolicited tender offers are, by definition, hostile acts. They become necessary when an entrenched management, determined to preserve its emoluments at all costs, refuses to allow its shareholders to consider whether to sell or merge the company. Under such circumstances, a prospective acquirer has no choice but to put the question directly to the shareholders by means of a tender offer.

     Inevitably, such offers create anxiety and uncertainty on the part of the target company's employees and customers as they await the outcome of the offer. But no court has

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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
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
ever held that such anxiety justifies blocking the offer. If it did, every tender offer would be vulnerable to such attack.(1)

     Our economic system presumes that productive resources should be freely transferable and that neither management, employees nor customers should be able to block their acquisition by someone willing to pay for them. Congress balanced the interests involved in tender offers by enacting the Williams Act. That Act mandates full and accurate disclosures to the shareholders of the target company and then leaves it to them to decide whether they wish to sell their interests or remain instead as shareholders of an independent company. It is they who own the company and the decision whether or not to sell belongs to them -- not to the management, employees or customers.

     Of course, the target company can complain if the offer is misrepresented. But PeopleSoft makes no such claim. Not only does it make no such claim, it told the federal court to keep its allegations from being examined there that it would not challenge the accuracy of any statement made by Oracle in the offer. See PeopleSoft's Ex Parte Motion to Remand, at 6:25-7:1, attached as Exhibit 1 to the Request for Judicial Notice ("RJN").

     Nor does PeopleSoft allege that the combination of Oracle and PeopleSoft, if it occurs, would violate the antitrust laws.(2) Indeed, its only reference to the antitrust laws is its claim that "Oracle's tactics threaten an incipient violation of the antitrust laws...." See, e.g., SAC Paragraph 102(a) (emphasis supplied).

------------

(1) In Missouri Portland Cement Co. v. Cargill, Inc., 498 F.2d 851, 869 n.36 (2d Cir. 1974), the court stated: "We think district judges should take arguments of serious harm to a corporation due to jitters in executive suites with a fair amount of salt...."

(2) Whether the combination would violate the antitrust laws is under review by the relevant antitrust agencies. SAC Paragraphs 43, 44. PeopleSoft would, in any event, lack standing to challenge the tender offer on that ground. Carter Hawley Hale Stores, Inc. v. The Limited, Inc., 587 F.Supp. 246, 250 (C.D. Cal. 1984); Cargill, Inc. v. Monfort of Colorado, Inc., 479 U.S. 104, 122 (1986).
















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
           Again, this claim, even if well founded, would only justify relief against the allegedly anticompetitive "tactics." It would not supply a basis to prevent Oracle from communicating regarding the tender offer or deny PeopleSoft's shareholders the opportunity to decide for themselves whether to accept it.

           In Gearhart Industries Inc. v. Smith International, Inc., 741 F.2d 707, 713 (5th Cir. 1984), the court reviewed the history of the Williams Act, noting that, in enacting it, "Congress disclaimed any 'intention to provide a weapon for management to discourage takeover bids.'" (citation omitted). The court made it clear that a tender offer can be only be enjoined if it is based on false statements, and then only for the purpose of correcting them. Id. at 715-716. It even held that no injunctive relief could be based on the fact that the defendant had entered into a standstill agreement which it violated by proceeding with the offer.

           In the present case PeopleSoft does not allege that Oracle is contractually bound not to proceed with the tender offer. The only connection PeopleSoft posits between the offer and any purportedly improper action by Oracle is that Oracle is allegedly taking advantage of the uncertainty that the tender offer is causing on the part of PeopleSoft customers to obtain a competitive advantage. See, e.g., SAC Paragraphs 57-64. No court has ever enjoined a tender offer on that basis and accepting PeopleSoft's premise would expose to challenge in state courts virtually every tender offer made by one company for a competitor.

           Accordingly, Oracle asks this Court strike from the SAC all requests for relief that seek to enjoin the tender offer or to block Oracle from communicating about it. This relief is necessary and appropriate because PeopleSoft is improperly using the pendency of this action to suggest to the market place that the tender offer might be blocked by this Court. There is no such possibility and it is misleading to suggest that there is.

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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

II.   ARGUMENT

      A. A PRAYER FOR RELIEF UNSUPPORTED BY ANY ALLEGATION IN THE COMPLAINT CAN BE STRICKEN.

           "A demand for judgment requesting relief not supported by the allegations of the complaint or cross-complaint" is an "immaterial allegation" that may be stricken from a pleading. Cal. Code Civ. Proc. Section 431.10(b)(3); see also Smith, III v. Superior Court, 10 Cal App. 4th 1033, 1042
(1992).(3)

           Although the SAC includes a prayer for unspecified "lost profits and other incidental and consequential damages," nearly all the relief sought is injunctive and nearly all of that relates to the tender offer and Oracle's communications about it. See SAC, Prayer for Relief.

           In considering Oracle's challenge to the First Amended Complaint, this Court proposed to address it "through the prism of 'would the First Amended Complaint state a claim if Oracle had engaged in the conduct alleged in the absence of a tender offer for PeopleSoft.'" RJN, Ex. 2, Court Order Sustaining Demurrer to the First Amended Complaint, at 1. In its pending demurrer Oracle views the SAC through that same prism and demonstrates that it does not state a cause of action.

           But even if it did, there would still be no basis for enjoining the tender offer and preventing Oracle from making statements about it to PeopleSoft's shareholders or customers. Oracle has obvious, legitimate and legally protected interests in communicating about the tender offer to PeopleSoft's shareholders. It also has an obvious, legitimate and legally protected interest to reassure PeopleSoft customers that their software needs will continue to be met if the


-------------------------
(3)  For purposes of a motion to strike pursuant to Cal. Code Civ. Proc.
Section 436, "'immaterial allegation' means 'irrelevant matter.'" Cal. Code Civ. Proc. Section 431.10(c).


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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT tender offer succeeds: to discourage them from defecting to industry leader SAP and thereby reducing the value of the business for which Oracle is offering to pay over $7 billion.

            As explained above, supra at Section I, the SAC provides no legal basis of any kind for enjoining the tender offer or Oracle's communications about it to anyone. Accordingly, all requests for such relief are, as a matter of law, unsupported by any claim in the SAC and should be stricken as immaterial.

      B.    PEOPLESOFT SEEKS AN UNCONSTITUTIONAL PRIOR RESTRAINT

            In addition to asking this Court to enjoin Oracle from "proceeding with the Tender Offer", the SAC seeks injunctive relief enjoining Oracle from "[m]aking any written, oral or electronic communication with any person or entity known or believed to be an existing PeopleSoft customer, with respect to: (1) the Tender Offer; (2) the impact of the Tender Offer on PeopleSoft or its customers or products; (3) plans to support PeopleSoft products/platforms;
(4) plans for migration of PeopleSoft customers to Oracle if the Tender Offer is successful; (5) PeopleSoft's ability to survive without being acquired; and
(6) PeopleSoft's current business or financial condition." SAC, Prayer for Relief. Similarly, it seeks to enjoin Oracle from transmitting documents regarding the Tender Offer to any PeopleSoft customer or referring PeopleSoft customers to information on "any Oracle or third-party website." SAC, Prayer for Relief.

            Such relief would violate Oracle's rights under the First Amendment and Art. 1 Section 2 of the California Constitution because it would constitute an illegal prior restraint on free speech.

            When a requested injunction relates "directly to the content" of speech, as here, it amounts to an unconstitutional prior restraint. See Metropolitan Opera Ass'n, Inc. v. Local 100, 239 F.3d 172, 177 (2d Cir.
2001)(no injunction to enjoin "fraudulent and defamatory representations"); see also Gilbert v. National Enquirer, 43 Cal. App. 4th 1136, 1144 (1996) (preliminary injunction against defamatory statements is an unconstitutional prior restraint);


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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT

Wilson v. Superior Court, 13 Cal. 3d 652, 657 (1975) (refusing to restrain libelous statement regarding the official conduct of a public officer by campaign opponent). The California constitution affords speech even more protection than the First Amendment. See, e.g., San Diego Unified Port. Dist. v. United States Citizen Patrol, 63 Cal. App. 4th 964, 970 (1998); Wilson, 13 Cal. 3d at 658 ("A protective provision more definitive and inclusive than the First Amendment is contained in our state constitutional guarantee of the right of free speech and press.")

           "Temporary restraining orders and permanent injunctions -- i.e., court orders that actually forbid speech activities -- are classic examples of prior restraints." Alexander v. United States, 509 U.S. 544, 550 (1993). "[P]rior restraints on speech and publication are the most serious and the least tolerable infringement on First Amendment rights." Nebraska Press Ass'n
v. Stuart, 427 U.S. 539, 559 (1976). Accordingly, a prior restraint carries a "heavy presumption against its constitutional validity." Bantam Books, Inc. v. Sullivan, 372 U.S. 58, 70 (1963); see also Alexander, 509 U.S. at 550 (The First Amendment's prior restraint doctrine makes all "administrative and judicial orders forbidding certain communications when issued in advance of the time that such communications are to occur" highly suspect.).

           Prior restraints are permissible only in limited circumstances: where necessary to serve compelling state interests that cannot be served by less restrictive alternatives. See, e.g., Nebraska Press, 427 U.S. at 558-559 (competing compelling constitutional interest not sufficient). "Prior restraints are permissible in only the rarest of circumstances, such as an imminent threat to national security." Burch v. Barker, 861 F.2d 1149, 1155 (9th Cir. 1988) (citations omitted); see also New York Times Co. v. United States, 403 U.S. 713, 717 (1971) (prior restraint not justified to bar publication of Pentagon Papers, despite possibility of serious national security breach).

           The fact that the statements PeopleSoft asks this Court to enjoin are being made in the course of a tender offer or in a commercial context does not strip them of their Constitutional


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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT protections. See Virginia State Bd. of Pharmacy v. Virginia Citizens Consumer Council, Inc., 425 U.S. 748, 761-62 (1976) (holding that the First Amendment protects commercial speech which does no more than propose a commercial transaction). A court cannot enjoin matters of opinion or debate between competitors. "Robust debate between competitors on matters of opinion, and claims that one product or service is far superior to that of rivals, are encouraged as part of the hurly-burly inherent in a free market system, and indeed an open society." Licata & Co. Inc. v. Goldberg, 812 F. Supp. 403, 408 (S.D.N.Y. 1993); see also Paradise Hills Associates v. Procel, 235 Cal. App. 3d 1528, 1546 (1991) (reversing as unconstitutional an injunction against the "expression of honestly held opinions").(4)

III. CONCLUSION

           In its companion Demurrer, Oracle demonstrates that the Second Amended Complaint states no cause of action. But even if it did, it would not support PeopleSoft's request for injunctive relief against Oracle's pursuit of the tender offer or communications about it. PeopleSoft is using the mere presence of those unsupported requests to influence the course of the tender offer. That is an improper use of this Court's process and should not be allowed to continue.

///

///

///

///

---------------------------------

(4) Kasky v. Nike, Inc., 27 Cal. 4th 939 (2002), cert. denied, Nike, Inc. v. Kasky, 123 S. Ct. 2554 (2003), does not suggest a different result. The statements about which PeopleSoft complains concern its products and the tender offer. Nike expressly avoided addressing such statements: "The United States Supreme Court has never decided whether false statements about a product or service of a competitor of the speaker would properly be characterized as commercial speech. Because the issue is not presented here, we offer no view on how it should be resolved." Id. at 962.

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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
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


DATED: January 20, 2004       Respectfully submitted,

                              BINGHAM MCCUTCHEN LLP




                              By:         /s/ Geoffrey M. Howard
                                 _____________________________________________
                                              Geoffrey M. Howard
                                   Attorneys for Defendants Oracle Corporation
                                        and Pepper Acquisition Corporation















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               MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF
             MOTION TO STRIKE PORTIONS OF SECOND AMENDED COMPLAINT